UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 28, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	86-1075595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Board Compensation Schedule

On December 28, 2005, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Archipelago Holdings, Inc. (“Archipelago” or the “Company”) approved the 2006 compensation schedule for directors of the Company that are not employees or affiliates of the Company and who are not otherwise excluded in writing by the Board from receiving such compensation.  Pursuant to the approved schedule, such directors will receive the following compensation for their service on the Board and its committees during 2006:

(i)                                     an annual retainer of $150,000 payable in cash in quarterly installments at the end of each quarter, and

(ii)                                  an additional annual retainer of $25,000 payable in cash in quarterly installments at the end of each quarter to each of the chairman of the committees of the Board.

Notwithstanding the foregoing, immediately upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and as of November 2, 2005 (the “Merger Agreement”), by and among the NYSE, Archipelago Holdings, Inc., NYSE Group, Inc., NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc., each such director shall receive a cash payment equal to the quotient of (1) the sum of (A) $150,000 plus (B) any additional annual retainer described in (ii) above, divided by (2) 365.  The amount determined in the preceding sentence shall be reduced by any quarterly annual retainer and additional annual retainer payments previously received by the director during 2006.  The Board reserves the right, in its sole discretion, to change the compensation program for the directors at any time.

Consulting Services

On December 29, 2005, Archipelago paid to Phillip DeFeo, a current member of the Company’s Board and the former Chief Executive Officer of the Pacific Exchange Inc. (“PCX”), an aggregate amount of approximately $116,600, plus reimbursement of expenses, in recognition of certain consulting services provided by Mr. DeFeo to PCX following the completion of the Company’s acquisition of the PCX’s parent, PCX Holdings, Inc., on September 26, 2005 through November 30, 2005 in connection with the operation of the Archipelago Exchange options trading platform and its related business activity.  In addition, as a supplement to Mr. DeFeo’s employment agreement with PCX, PCX has paid an aggregate amount of approximately $27,000 in rental payments for the months of November 2005 through January 2006 on behalf of Mr. DeFeo in connection with an apartment maintained by Mr. DeFeo in San Francisco, California.  The Committee has also authorized PCX to pay up to four months of rent for Mr. DeFeo’s office space in San Francisco, California, subject to the Company’s satisfaction with the terms of such rental, including the amount thereof.

Forward-Looking Statements

Certain statements in this filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 and its Report on Form 10-Q for the period ended September 30, 2005, each of which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this filing. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai
Chief Financial Officer